Exhibit 10.4

SECURITY AGREEMENT

This Security Agreement (this "Security Agreement") is entered into effective as of June 1, 2022 (the “Effective Date”), by and between Alan Weichselbaum (the "Shareholder"), and FinWise Bancorp, a Utah corporation (“Secured Party”).

R E C I T A L S

WHEREAS, Secured Party has previously agreed to loan the Shareholder $143,410 so that Shareholder could exercise options to purchase 30,000 shares (5,000 shares prior to the July 26, 2021 forward stock split) of stock in FinWise Bancorp, a Utah corporation, (the “Shares”); and

WHEREAS, in order to induce Secured Party to continue to extend the credit by a promissory note executed by Shareholder on even date herewith (the “Note”), Shareholder has agreed to enter into this Security Agreement and to grant to Secured Party a security interest in the Collateral described below.

A G R E E M E N T

NOW THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Shareholder and Secured Party hereby agree as follows:

1.           Definitions and Interpretation.  When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” shall mean all of Shareholder’s right, title and interest in and to the Shares.

“Lien” shall mean, with respect to the Collateral, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom.

“Obligations” means all obligations arising or owed by Shareholder to Secured Party or its affiliates under the Note or this Security Agreement.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Shares” shall have the meaning set forth in the recitals.

“UCC” means the Uniform Commercial Code as in effect in the State of Utah from time to time.

Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.           Grant of Security Interest

(a)          As security for the Obligations, Shareholder hereby pledges and grants to Secured Party a security interest in all right, title and interests of Shareholder in and to the Collateral, provided, however, that unless or until there is a default on the Note or this Agreement, any and all distributions and other amounts payable on the Collateral shall be paid to the holder or registered owner of the Collateral.  Notwithstanding the foregoing, Shareholder hereby irrevocably assigns and directs that following a default on the Note or this Agreement that all distributions and other amounts payable with respect to the Collateral be paid directly to Secured Party.

(b)          Shareholder hereby irrevocably agrees to deliver any and all certificates representing the Shares to the Secured Party together with a Stock Power executed in blank to transfer the Shares to Secured Party.

(c)          Shareholder hereby agrees to execute a Stock Power in “blank” and deliver the same to Secured Party to be held by Secured Party pending payment of the Note. Shareholder hereby irrevocably authorizes the Secured Party, to hold all of the certificate or certificates representing the shares pending repayment of the

(d)          Shareholder hereby irrevocably authorizes the Secured Party, to the extent that the Secured Party deems it necessary or advisable, to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that identifies the Collateral and provides any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.

3.          General Representations and Warranties.  Shareholder represents and warrants to Secured Party that (i) Shareholder is the owner of the Collateral and that no other Person has any right, title, claim or interest (by way of lien or otherwise) in, against or to the Collateral; and (ii) upon execution of this Security Agreement and delivery of the certificate representing the Shares, Secured Party will have a perfected security interest in and to the Collateral.

4.           Covenants Relating to Collateral.   Shareholder hereby agrees (i) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Secured Party therein and the perfection and priority of such Lien; (ii) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (iii) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to maintain and protect its Lien hereunder and the priority thereof and to deliver promptly upon the request of the Secured Party all originals of Collateral consisting of instruments; (iv) to appear in and defend any action or proceeding which may affect its title to or Secured Party’s interest in the Collateral; and (v) not to surrender or lose possession of (other than to Secured Party), sell, encumber, lease or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens.

5.           Litigation and Other Proceedings.  Upon the occurrence and during the continuation of an event of default, Secured Party shall have the right but not the obligation to bring suit or institute proceedings in the name of Shareholder or Secured Party to enforce any rights in the Collateral, in which event Shareholder shall at the request of Secured Party do any and all lawful acts and execute any and all documents reasonably required by Secured Party in aid of such enforcement.

6.           Default and Remedies.

(a)          Default.  Shareholder shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of a default or breach of any of Shareholder’s obligations arising under the terms of the Note, or this Security Agreement.

(b)          Remedies.  Upon the occurrence and during the continuance of any event of default, Secured Party shall have the rights of a secured creditor under the UCC and all rights granted by this Security Agreement and by law.  Following a default, the Secured Party shall have the right to repossess the number of shares equal to the following formula:

Balance Due
Per Share FMV

For purposes of this paragraph, if Secured Party’s shares are traded on a national stock exchange, “Per Share FMV” shall mean the price per shares of the Secured Party’s common stock on such national exchange as of the close of business on the day of repossession. If Secured Party’s common stock is not traded on a national stock exchange, then “Per Share FMV” shall mean the book value of a single share of stock on the date of repossession as determined by Secured Party’s Board of Directors in its sole subjective discretion in accordance with past practice. “Balance Due” shall mean the total amount due under the Note and this Agreement at the time of repossession. Fractional amounts shall be rounded up to the next whole share even if closer to the lesser number of shares.

7.           Miscellaneous.

(a)          Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Shareholder or Secured Party under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or the address set forth in the signature page hereof.

(b)          Nonwaiver.  No failure or delay on the part of Secured Party in exercising any of its rights hereunder will operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c)          Amendments and Waivers.  This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Shareholder and Secured Party.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d)          Assignments.  This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Shareholder and their respective successors and assigns; provided, however, that Shareholder may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

(e)          Cumulative Rights, etc.  The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority and the Note, all of which rights, powers, and remedies will be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder.  Shareholder waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

(f)           Payments Free of Taxes, Etc.  All payments made by Shareholder under the Note will be made by Shareholder free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings.

(g)          Partial Invalidity.  If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(h)          Construction.  Each of this Security Agreement and the Note is the result of negotiations among, and has been reviewed by, Shareholder and Secured Party.  Accordingly, this Security Agreement and the Note will be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Shareholder or Secured Party.

(g)          Entire Agreement.  This Security Agreement and the Note constitute and contain the entire agreement of Shareholder and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h)          Governing Law.  This Security Agreement shall be governed by and construed in accordance with the laws of the State of Utah without reference to conflicts of law rules.

(i)           Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(j)           Waiver of Right to Jury.  In order to avoid delays and minimize expense Shareholder and Secured Party knowingly, voluntarily and intentionally waive any right to trial by jury in respect of any claim, demand, action or cause of action arising out of, under or in connection with this agreement or any related writing or any amendment thereto, whether now existing or hereinafter arising and whether sounding in contract or tort or otherwise, and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by a court trial without a jury, and a copy of this agreement may be filed with any court as evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Alan Weichselbaum
Alan Weichselbaum

Address:	50 Sealey Dr.
Lawrence, NY 11559

SECURED PARTY:

FinWise Bancorp

/s/ Javvis Jacobson
By:	Javvis Jacobson
Its:	CFO

Address:	756 E. Winchester St., Suite 100
Murray UT 84107